Special Purpose consolidated Statements of REVeNUES AND DIRECT EXPENSES:

VILLAGE INN HOLDINGS, LLC & BAKERS SQUARE HOLDINGS, LLC

For Years Ended December 27, 2020 and December 29, 2019

(With Independent Auditors’ Report Thereon)

Table of Contents

Page Number

Independent Auditors’ Report	1

Special Purpose Consolidated Financial Statements:

Special Purpose Consolidated Statements of Revenues and Direct Expenses for Fiscal Years Ended December 27, 2020 and December 29, 2019 (audited) and the two quarters ended June 13, 2021 and June 14, 2020 (unaudited)	3

Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses	4

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers of

Village Inn Holdings, LLC & Bakers Square Holdings, LLC

Nashville, Tennessee

We have audited the accompanying consolidated special purpose statements of revenues and direct expenses of Village Inn Holdings, LLC & Bakers Square Holdings, LLC, (the “Company”) for the years ended December 27, 2020 and December 29, 2019, and the related notes to the consolidated special purpose statements of revenues and direct expenses.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose  statements of revenues and direct expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on the special purpose financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the special purpose consolidated statements of revenues and direct expenses, the accompanying financial statements have been prepared for the purpose of presenting the revenues and direct expenses of Village Inn Holdings, LLC & Bakers Square Holdings, LLC, and are not intended to be a complete presentation of the financial position, results of operations or cash flows of Village Inn Holdings, LLC & Bakers Square Holdings, LLC,. Our opinion is not modified with respect to this matter.

Opinion

In our opinion, the special purpose financial statements referred to above present fairly, in all material respects, the revenues and direct expenses of Village Inn Holdings, LLC & Bakers Square Holdings, LLC, for the years ended December 27, 2020, and December 29, 2019, in accordance with accounting principles generally accepted in the United States of America.

Minneapolis, MN

September 1, 2021

VILLAGE INN HOLDINGS, LLC & BAKERS SQUARE HOLDINGS, LLC

Special Purpose Consolidated Statements of Revenues and Direct Expenses

(in thousands)

			For the Six	For the Six
	Fiscal	Fiscal	Periods Ended	Periods Ended
	Year Ended	Year Ended	June 13,	June 14,
	December 27,	December 29,	2021	2020
	2020	2019	(unaudited)	(unaudited)
Revenues:
Restaurant sales	$42,183	$67,550	$21,942	$18,519
Franchise and other revenue	4,242	4,889	1,602	1,964

Total net revenue	46,425	72,439	23,544	20,483

Costs and expenses:
Cost of food and beverage	12,280	18,622	5,584	5,495
Payroll and benefits	16,174	24,812	7,676	7,834
Restaurant operating costs	12,835	15,966	6,824	5,828
Cost of franchise revenue	960	829	240	295

Cost of sales, exclusive of depreciation
Shown separately below	42,249	60,229	20,324	` 19,452
Depreciation	1,813	1,399	809	586
Impairment and disposal charges, net	41	2	16	-

Net revenue over operating expenses	$2,322	$10,809	$2,395	$445

See Accompanying Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses.

VILLAGE INN HOLDINGS, LLC & BAKERS SQUARE HOLDINGS, LLC

Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses

(1)	Organization and Business

Village Inn Holdings, LLC (“VI”) and Bakers Square Holdings, LLC (“BSQ”), collectively, “we,” “our,” or the “Company,” are Delaware limited liability companies, formed on August 17, 2020 as wholly owned subsidiaries of RG Group Holdco, LLC, ultimately owned by Cannae Holdings, Inc. Prior to the August 17, 2020 formation, the Company was a subsidiary of American Blue Ribbon Holdings, LLC, which was also a subsidiary of Cannae Holdings, Inc.

The Company operates family dining restaurants under the tradenames Village Inn and Bakers Square, and franchises restaurants under the Village Inn tradename. Our Company operated and franchised restaurants are located across 20 states and are concentrated in the Southeast, Midwest, and the Rocky Mountain regions.

On June 25, 2021, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with BBQ Holdings, Inc. (“BBQ”) to acquire 21 Company operated Village Inn restaurants, 13 Company operated Bakers Square restaurants, and become the franchisor of 117 Village Inn franchise locations. The transaction was consummated on July 30, 2021.

(2)	Summary of Significant Accounting Policies
(a)	Principles of Consolidation and Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company as well as wholly owned subsidiaries. All intercompany profits, transactions, and balances have been eliminated. The revenues and direct expenses presented in the Special Purpose Consolidated Statements of Revenues and Direct Expenses are representative of the operational activity of the Company operated locations in addition to the revenues and cost of revenues associated with the franchise locations identified in the MIPA. Indirect expenses, inclusive of corporate allocation of shared service charges, interest on term loan and related revolver facility, and income taxes, have been excluded from the financial statements. The Company has not previously accounted for VI or BSQ as stand-alone businesses, however, we believe the abbreviated financial statements provide the most relevant information to BBQ. The financial statements are not meant to be indicative of the Company’s financial condition.

(b)	Fiscal Year

The Company utilizes a 52/53 week fiscal year where the last day of the fiscal year is the last Sunday in December. The fiscal years ended December 27, 2020 and December 29, 2019 were each composed of 52 weeks.

(c)	Property and Equipment, Net

The Company records property and equipment, including internally developed software, at cost less accumulated depreciation. Depreciation expense is calculated using the straight-line method. The useful lives of assets are 3 to 15 years for furniture, fixtures, and equipment. Leasehold improvements are depreciated over the lesser of the useful life or the remaining lease term, inclusive of renewal periods, not to exceed 20 years. Gains or losses are recognized upon the disposal of property and equipment, and the asset and related accumulated depreciation is removed from the accounts. For 2020 and 2019, depreciation expense was $1.8 million and $1.4 million, respectively.

VILLAGE INN HOLDINGS, LLC & BAKERS SQUARE HOLDINGS, LLC

Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses

(d)	Revenue Recognition

Revenues consist of Company operated restaurant sales, franchise revenue, and to a lesser extent, other revenue. Restaurant sales include food and beverage sales and are net of discounts and applicable state and local sales taxes.

Franchise revenue and other revenue consist of development fees and royalties on sales by franchised units. Royalties are calculated as a percentage of the franchisee sales and recognized in the period in which the sales are generated. Initial franchise fees are generally between $20,000 and $50,000 per restaurant. The fees are recognized as income upon commencement of the franchise operation and completion of all material services and conditions by the Company.

Revenue resulting from the sale of gift cards is recognized in the period in which the gift card is redeemed. The Company recognizes gift card breakage on gift cards sold, as restaurant sales, for which the likelihood of redemption is remote based on historical redemption patterns.

(e)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods to prepare these financial statements in conformity with GAAP. Significant items subject to such estimates and assumptions include the carrying amount of intangible assets. Actual results could differ from those estimates.

(3)	Subsequent Events

From December 27, 2020 through September 1, 2021, three Village Inn franchise restaurants and one Company operated Bakers Square have closed.

Subsequent events have been evaluated and disclosed through September 1, 2021, the date at which the financial statements were available to be issued.